Exhibit 23.1

Accounting and Tax Business Solutions Financial Services Technology Services	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent public accountants, we hereby consent to the inclusion of our report, dated July 1, 2005, relating to the financial statements of AVN Acquisition Corp., included in this Registration Statement on Form SB-2 and to the use of our name as it appears under the caption “Experts”.

VITALE, CATURANO & COMPANY, LTD. July 7, 2005 Boston, Massachusetts

Certified Public Accountants              An Independent Member of Baker Tilly International

80 City Square, Boston, Massachusetts 02129      617 • 912 • 9000      FX 617 • 912 • 9001     www.vitale.com